UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2015

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 13, 2015, the Board of Directors of Cytokinetics, Incorporated (the "Company") appointed Dr. Fady Malik the Company’s Senior Vice President, Research and Development to Executive Vice President, Research and Development. Dr. Malik’s annual salary will increase to $438,726 and his target bonus will remain at 40% of his base salary. Dr. Malik’s Executive Employment Agreement was amended pursuant to new compensation.

The Board of Directors also appointed Dr. Bradley Morgan, age 55, the Company’s Vice President, Drug Discovery and Early Development to Senior Vice President, Drug Discovery and Early Development. Dr. Morgan’s annual salary will increase to $322,550 and his target bonus will be 30% of his base salary for 2015, increasing to 35% of his base salary for 2016.
Pursuant to his appointment, Dr. Morgan entered into a new Executive Employment Agreement ("Agreement") the form of which was filed as Exhibit 10.20 with the Company’s Form 10-K. The Agreement provides for Dr. Morgan to remain an at-will employee of the company and to receive salary, bonus and benefits as determined in the discretion of the board of directors of the Company. Upon a qualifying resignation or termination, Dr. Morgan will become entitled to receive, continuing severance payments at a rate equal to his base salary for a period of eighteen months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of equity awards held by him; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits. In the event that such payments constitute "parachute payments" within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, the Agreement provides that the benefit amount may be reduced so that no portion of the payment is subject to the excise tax.

Dr. Malik’s and Dr. Morgan’s promotions are effective November 16, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

November 16, 2015	By:	Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President Finance and Chief Financial Officer